Exhibit 23.2











INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267-01 of Ferrellgas Partners Finance Corp. on Form S-3 of our report dated September 29, 2003, appearing in this Annual Report on Form 10-K of Ferrellgas Partners Finance Corp. for the year ended July 31, 2003.


DELOITTE & TOUCHE LLP

Kansas City, Missouri
October 20, 2003